EXHIBIT 99.1

FOR IMMEDIATE RELEASE
October 27, 2017

KEARNY FINANCIAL CORP. ANNOUNCES
RESULTS OF 2017 ANNUAL MEETING

Fairfield, New Jersey – October 27, 2017 - Kearny Financial Corp. (the "Company") (NASDAQ Global Select Market: "KRNY") announced that its 2017 Annual Meeting of Stockholders was held Thursday, October 26, 2017.  At the meeting, Theodore J. Aanensen, Joseph P. Mazza, and John F. Regan were re-elected and Christopher Petermann was elected as directors to serve three-year terms, which will expire in 2020. In addition, stockholders ratified the appointment of Crowe Horwath, LLP as the Company's independent auditor for the fiscal year ending June 30, 2018.  Stockholders also voted in favor of the advisory, non-binding resolution to approve our executive compensation as described in our Proxy Statement.

Kearny Financial Corp. is the holding company for Kearny Bank, which operates from its administrative headquarters building in Fairfield, New Jersey and 42 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. Shares of Kearny Financial Corp. trade on the NASDAQ Global Select Market under the symbol "KRNY."

For further information contact:
Craig L. Montanaro
President and Chief Executive Officer
Kearny Financial Corp.
973-244-4500